Exhibit 99.1

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Combined Financial Statements

December 31, 2004, 2003, and 2002

(With Independent Auditors’ Report Thereon)

KPMG LLP

345 Park Avenue

New York, NY 10154

Independent Auditors’ Report

The Board of Directors

Citigroup Inc.:

We have audited the accompanying combined statements of financial condition of Citigroup Asset Management Businesses to be Transferred (the Company) as of December 31, 2004 and 2003, and the related combined statements of operations, changes in net assets, and cash flows for the each of the years in the three-year period ended December 31, 2004. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Citigroup Asset Management Businesses to be Transferred as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

November 11, 2005

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Combined Statements of Financial Condition

December 31, 2004 and 2003

(Dollars in millions)

	2004	2003
Assets:
Cash and cash equivalents	$164	190
Investments, at market value	259	475
Asset management, administration and other fees receivable	173	193
Deferred tax assets	50	45
Deferred compensation assets	59	57
Deferred commission expense	144	217
Investment advisory and mutual fund administration contracts	777	776
Property, equipment and leasehold improvements at cost, net of accumulated depreciation and amortization of $62 and $39, respectively	24	38
Other assets	21	16

Total assets	1,671	2,007

Liabilities:
Other borrowings	47	33
Incentive compensation payable	174	134
Payable to affiliates, net	11	212
Note payable to affiliate	369	409
Deferred tax liabilities	11	8
Accrued expenses and other liabilities	339	462

Total liabilities	951	1,258

Net assets	$720	749

See accompanying notes to the combined financial statements.

2

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Combined Statements of Operations

Years ended December 31, 2004, 2003, and 2002

(Dollars in millions)

	2004	2003	2002
Revenues:
Asset management and administration fees, net	$1,316	1,174	1,246
Other, net	67	77	93

Total revenues	1,383	1,251	1,339

Expenses:
Compensation and benefits	506	444	436
Communications	66	60	52
Occupancy and equipment	49	48	50
Professional fees	39	29	31
Intercompany expense allocation	21	27	35
Advertising and market development	8	5	8
Other operating and administrative	476	275	341

Total expenses	1,165	888	953

Income before income taxes and minority interest	218	363	386
Income tax expense	106	134	152
Minority interest, net of income taxes	9	11	—

Net income	$103	218	234

See accompanying notes to the combined financial statements.

3

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Combined Statements of Changes in Net Assets

Years ended December 31, 2004, 2003, and 2002

(Dollars in millions)

Net assets
Net assets at January 1, 2002	$405
Net income	234
Dividends to Parent	(80)
Capital contributions from Parent	14
Other comprehensive income	5

Net assets at December 31, 2002	578
Net income	218
Dividends to Parent	(75)
Capital contributions from Parent	22
Other comprehensive income	6

Net assets at December 31, 2003	749
Net income	103
Dividends to Parent	(143)
Capital contributions from Parent	6
Other comprehensive income	5

Net assets at December 31, 2004	$720

See accompanying notes to the combined financial statements.

4

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Combined Statements of Cash Flows

Years ended December 31, 2004, 2003, and 2002

(Dollars in millions)

	2004	2003	2002
Cash flows from operating activities:
Net income	$103	218	234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23	28	25
Cumulative effect of change in accounting principle, net of tax	—	—	24
Decrease (increase) in operating assets:
Investments, at market value	216	(396)	(14)
Asset management, administration and other fees receivable	20	4	1
Deferred commission expense	73	41	(27)
Deferred compensation assets	(2)	(3)	(14)
Deferred tax assets	(5)	(16)	(8)
Other assets	(5)	(2)	(5)
Investment advisory and mutual fund administration contracts	(1)	(4)	1
Increase (decrease) in operating liabilities:
Accrued expenses and other liabilities	(123)	394	31
Payable to affiliates, net	(201)	(102)	(105)
Deferred tax liabilities	3	(1)	—
Incentive compensation payable	40	(39)	7

Net cash provided by operating activities	141	122	150

Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(9)	(14)	(23)
Sale of property, equipment, and leasehold improvements	—	—	2

Net cash used in investing activities	(9)	(14)	(21)

Cash flows from financing activities:
Capital contributions from parent	6	22	14
Dividends paid to parent	(143)	(75)	(80)
Repayment of note to affiliate	(40)	(40)	(40)
Other borrowings	14	1	18

Net cash used in financing activities	(163)	(92)	(88)

Net change in cumulative translation adjustments	5	6	5

Net increase (decrease) in cash and cash equivalents	(26)	22	46
Cash and cash equivalents, beginning of year	190	168	122

Cash and cash equivalents, end of year	$164	190	168

Supplemental disclosure of cash flow information:
Income taxes paid	$132	140	200
Interest paid	4	6	9

See accompanying notes to the combined financial statements.

5

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

(1)	Basis of Presentation

The accompanying combined financial statements of Citigroup Asset Management represent the financial position, results of operations and cash flows of Citigroup Inc.’s global asset management business (the Transfer Business) as more fully described in the Transaction Agreement (the Agreement), dated as of June 23, 2005, by and between Citigroup Inc. (Citigroup) and Legg Mason, Inc. (Legg Mason). The Transfer Business excludes certain businesses, which were historically included in the global asset management segment. These excluded businesses are Citigroup Asset Management Argentina, Citigroup Asset Management Colombia, and Citigroup Transfer Agency business. The transaction also does not include Citigroup’s asset management business in Mexico, its retirement services business in Latin America or its interest in the CitiStreet joint venture. Under the terms of the Agreement, Citigroup agreed to sell the Transfer Business to Legg Mason in exchange for the broker dealer business of Legg Mason, approximately $1.5 billion of Legg Mason’s common and convertible preferred shares, and approximately $550 million in the form of a five-year loan facility provided by Citigroup, subject to certain closing adjustments and financing arrangements. As a result of ongoing discussions and negotiations subsequent to the Agreement, it is anticipated that certain businesses included in these financial statements may be excluded from the sale to Legg Mason. Refer to Subsequent Events, note 11 for further information.

Citigroup Asset Management (CAM) offers a broad range of asset management products and services from global investment centers including mutual funds, closed-end funds, managed accounts, unit investment trusts, and variable annuities.

Clients include private and public retirement plans, endowments, foundations, banks, insurance companies, other corporations, government agencies, high net worth and other individuals. Client relationships may be introduced through Smith Barney’s network of Financial Consultants and other cross-marketing and distribution opportunities within the Citigroup structure, through the Asset Management Group’s own sales force or through unaffiliated intermediaries.

The combined financial statements have been prepared as if the Transfer Business had been a stand-alone operation, though they are not necessarily representative of results had the Transfer Business operated as a stand-alone operation. For mixed use or shared entities the balances were derived using cost centers which are associated with the CAM business in the general ledger hierarchy. Where cost centers for CAM could not be specifically segregated from shared entities, all assets and liabilities from these shared entities are included in the combined statements of financial condition. The payable to affiliates includes an adjustment to remove the non-CAM net income for these respective shared entities. The financial results reflect allocations of corporate expenses from Citigroup, which may be different from comparable expenses that would have been incurred had the Transfer Business operated as a stand-alone business.

The combined financial statements and accompanying footnotes are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

The principal operations of the Transfer Business consist of providing diversified investment management services to registered investment companies, and institutional and individual investors on a discretionary

6	(Continued)

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

basis in the United States. The Transfer Business also has operations in various foreign countries whose currencies are freely convertible into U.S. dollars. The Transfer Business receives ongoing fees from its asset management clients, generally determined as a percentage of the client’s assets.

The operations of the Transfer Business utilize the Citigroup Management Information Systems (MIS) process to report their management financial statements. Within Citigroup, MIS transactions are used to allocate revenue and expense adjustments between Citigroup legal entities to create management based income statements by region and product type. The Transfer Business receives allocations for their advisory and administrative services rendered. MIS transactions are generally recorded on a fair market value basis between Citigroup entities for various services provided without transfer of cash. See note 10 for further details. The use of the term parent in these combined financial statements is defined as the immediate parent company to the legal entity included in the Transfer Business.

Significant intercompany transactions within the Transfer Business have been eliminated.

(2)	Summary of Significant Accounting Polices

The accounting policies discussed in this section are those that are considered to be significant to the portrayal of the Transfer Business’s financial condition.

(a)	Translation of Foreign Currencies

Financial statement accounts expressed in foreign currencies are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation (SFAS 52). Under SFAS 52, functional currency assets and liabilities are translated into U.S. dollars using current rates of exchange prevailing at the balance sheet date of each respective subsidiary and the related translation adjustments are recorded as a separate component of comprehensive income, net of any related taxes in net assets. Functional currencies are generally the currencies of the local operating environment. Income statement accounts expressed in functional currencies are translated using average exchange rates. Exchange gains and losses resulting from foreign currency transactions are recorded in the combined statements of operations.

(b)	Cash and Cash Equivalents

The Transfer Business defines cash and cash equivalents as cash on hand and in banks and highly liquid investments with original maturities of three months or less when purchased.

(c)	Property, Equipment, and Leasehold Improvements

Property, equipment and leasehold improvements are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded on a straight-line basis over the lesser of the estimated useful lives of the related assets or noncancelable lease terms, as appropriate. Maintenance and repairs are charged to occupancy and equipment expense as incurred. Certain internal use software costs are capitalized and amortized on a straight-line basis over the lesser of the estimate useful lives of the related asset or three years.

7	(Continued)

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

(d)	Long-Term Investments

Long-term investments in operating joint ventures and affiliated (20% to 50% owned) companies are carried on the equity method of accounting and are included in investments, at value. The Transfer Business’s equity in the earnings of joint ventures and affiliates is reported in other revenues.

(e)	Intangible Assets

The Transfer Business accounts for intangible assets in accordance with the SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). In accordance with SFAS 142 intangible assets deemed to have indefinite lives are not amortized, and are subject to annual impairment tests. An impairment exists if the carrying value of the indefinite-lived intangible asset exceeds its fair value. The Transfer Business performed the required impairment tests of intangible assets during 2004 and 2003 and no impairments were recognized. All of the intangible assets of the Transfer Business are deemed to have indefinite lives.

In 2002, the initial adoption of SFAS 142 resulted in a cumulative adjustment of $24 million (net of tax benefit of $16 million) recorded as a charge to earnings related to the impairment of certain intangible assets.

(f)	Deferred Mutual Fund Sales Commissions

Sales commissions paid to financial intermediaries in connection with the sales of shares of open-end company sponsored mutual funds without a front-end sales charge are capitalized as deferred sales commissions and amortized over periods not exceeding six years, the periods of time during which deferred sales commissions are generally recovered from distribution service fees received from those funds and from contingent deferred sales charges (CDSC) received from shareholders of those funds upon the redemption of their shares. CDSC cash recoveries are recorded as reductions of unamortized deferred sales commissions when received.

Management tests the deferred sales commission asset for impairment semi-annually. Significant assumptions utilized to estimate the undiscounted future cash flows from back-end load shares and distribution service fees include expected redemption rates. The aggregate undiscounted cash flows are compared to the recorded value of the deferred commission asset. Management considers the results of these analyses performed at various dates. If management determines in the future that the deferred sales commission asset is not recoverable, an impairment condition would exist and a loss would be measured as the amount by which the recorded amount of the asset exceeds its estimated fair value.

(g)	Asset Management and Administrative Fees

The Transfer Business derives its revenue primarily from investment advisory and administration services provided to investment companies and institutional and individual investors. Investment advisory fees are recognized during the period in which such services are performed. Expense reimbursements to certain sponsored mutual funds in accordance with agreements are reported on a net basis as an offset to investment advisory fees.

8	(Continued)

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

(h)	Federal, State and Foreign Income Taxes

The provision for federal, state and foreign income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal, state and foreign income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities. Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not.

(i)	Consolidation of Variable Interest Entities

In January 2003, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 changes the method of determining whether certain entities should be included in the Transfer Business’s combined financial statements. An entity is subject to FIN 46 and is called a Variable Interest Entity (VIE) if it has (1) equity that is insufficient to permit the equity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity’s operations, or that do not absorb the expected losses or receive the expected returns of the equity. All other entities are evaluated for consolidation under the Statement of Financial Accounting Standards (SFAS) No. 94, “Consolidation of All Majority-Owned Subsidiaries” (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities, and noncontrolling interests of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. In October 2003, FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. The Transfer Business elected to implement the provisions of FIN 46 in the third quarter of 2003, resulting in the consolidation of VIEs increasing both total assets and total liabilities by approximately $384 million in 2003, primarily due to certain structured finance transactions. The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated.

9	(Continued)

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

On January 1, 2004, the Transfer Business adopted FASB Interpretation No. 46, Consolidation of Variable Interest Entities (revised December 2003) (FIN 46-R), which includes substantial changes from the original FIN 46. Included in these changes, the calculation of expected losses and expected residual returns has been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, the definition of a variable interest has been changed in the revised guidance. The adoption of FIN 46-R resulted in the consolidation of VIEs increasing both total assets and total liabilities by approximately $56 million in 2004.

(j)	Fair value of financial instruments

Except where the method and assumptions used to estimate carrying values are separately described in these notes to the combined financial statements, the carrying values of other financial assets and liabilities including accrued investment advisory fees and payables to affiliates approximate their fair values due to their short term nature or variable rate of interest.

(3)	Investments

Investments consist of various investments in proprietary mutual funds and are carried at market value in the combined statements of financial condition. Realized and unrealized gains and losses arising from investment activities are recorded in other revenues in the combined statements of operations.

(4)	Intangible Assets

On January 1, 2002, $797 million of the Transfer Business’s acquired intangible assets, primarily asset management and administration contracts, were considered to be of indefinite life and not subject to amortization.

Investment advisory contracts relate to certain investment advisory contracts in connection with the acquisition of Citigroup Global Markets Holdings Inc. by Travelers Group Inc. in 1998. Also included in investment advisory contracts are the unamortized cost (approximately $405 million) ascribed to investment advisory contracts which were purchased by the Transfer Business in connection with the acquisition of the asset management businesses of Shearson Lehman Holdings, Inc. in July 1993 (the Shearson Acquisition), the unamortized cost (approximately $11 million) of four advisory contracts acquired from PIMCO Fund Advisors LLC in December 2002 and the unamortized cost of certain investment advisory contracts relating to the management of the Common Sense Trust Funds which were purchased in December 1997. The change in investment advisory contracts, net of accumulated amortization included in the accompanying combined statements of financial condition is attributable to fluctuations in foreign currency rates relating to investment advisory contracts of Citigroup Asset Management Australia Limited. In July 1998 the Transfer Business acquired the assets of and assumed the liabilities of the asset management business of J.P. Morgan Australia Holdings Limited for approximately $74 million and renamed it as Citigroup Asset Management Australia Limited. The acquisition was recorded under the purchase method of accounting and the remaining excess purchase price of $18 million and $17 million are included in investment advisory contracts at December 31, 2004 and December 31, 2003, respectively.

10	(Continued)

CITIGROUP ASSET MANAGEMENT BUSINESSES

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Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

Mutual fund administration contracts relate to administrative services formerly provided by The Boston Company (TBC) to money market and mutual funds associated with the Shearson Acquisition. These administrative services were subsequently transferred from TBC to the Transfer Business in the third quarter of 1995. In accordance with the agreement, the Transfer Business paid TBC a portion of the administrative fees, which were based on assets under management, earned through May 2000.

(5)	Property, Equipment, and Leasehold Improvements

The components of property, equipment and leasehold improvements that are subject to depreciation and amortization were as follows:

	December 31, 2004		December 31, 2003
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
	(Dollars in millions)
Furniture and equipment	$23	19	21	16
Leasehold improvements	3	2	3	1
Internally developed software	60	41	53	22

	86	62	77	39

Property, equipment and leasehold improvement, net	$24		38

(6)	Other Borrowings

Other borrowings include short investment positions.

(7)	Comprehensive Income

Comprehensive income represents the sum of net income and other changes in net assets from non-owner sources, which, for the Transfer Business, are only comprised of cumulative translation adjustments.

For the years ended December 31, 2004, 2003, and 2002, the Transfer Businesses’ comprehensive income is as follows:

	2004	2003	2002
	(Dollars in millions)
Net income	$103	218	234
Translation adjustments	5	6	5

Total comprehensive income	$108	224	239

11	(Continued)

CITIGROUP ASSET MANAGEMENT BUSINESSES

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Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

(8)	Income Taxes

Under income tax allocation agreements with Citigroup Global Markets Holdings Inc., (“CGMHI”), Citibank and Citigroup, the Transfer Business’s U.S. federal, state and local income taxes are provided on a separate entity basis and are subject to the utilization of tax attributes in Citigroup’s consolidated income tax provision. Under the tax sharing agreement with CGMHI, the entities settle their current and deferred tax provisions with CGMHI throughout the year except for certain liabilities expected to be payable as a separate taxpayer. Under the tax sharing agreement with Citibank, the entities settle their current tax provisions with Citibank throughout the year except for certain liabilities expected to be payable as a separate taxpayer.

The components of income taxes reflected in the combined statements of operations are as follows:

	Year ended December 31
	2004	2003	2002
	(Dollars in millions)
Current tax provision:
U.S. Federal	$79	95	137
State and local	14	11	32
Non-U.S.	15	18	6

Total current tax provision	$108	124	175

Deferred tax provision (benefit):
U.S. Federal	$(1)	8	(12)
State and local	—	1	(3)
Non-U.S.	(1)	1	(8)

Total deferred tax provision (benefit)	$(2)	$10	$(23)

Provision for income taxes	$106	$134	$152

Under SFAS No. 109, Accounting for Income Taxes, temporary differences between recorded amounts and the tax bases of assets and liabilities are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse.

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CITIGROUP ASSET MANAGEMENT BUSINESSES

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Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

At December 31, 2004 and 2003, respectively, the combined statements of financial condition of the Transfer Business included net deferred tax assets of $39 million and $37 million, comprised of the following:

	Year ended December 31
	2004	2003
	(Dollars in millions)
Deferred tax assets:
Unamortized deferred intercompany basis difference	$16	17
Local foreign taxes	31	28
Cumulative translation adjustment	3	—

Total deferred tax assets	50	45

Local foreign taxes	11	8

Total deferred tax liabilities	11	8

Net deferred tax assets	$39	37

Management believes that the realization of the recognized net deferred tax asset of $39 million is more likely than not based on existing carryback ability and expectations as to future taxable income in the jurisdictions in which it operates. Under a tax sharing agreement with Citigroup, the Transfer Business is entitled to a current benefit if it incurs losses, which are utilized in Citigroup’s consolidated return. Citigroup, which has a history of strong earnings, has reported pretax financial statement income from continuing operations of approximately $24 billion, on average, over the last three years.

The Transfer Business paid taxes of $132 million, $140 million, and $200 million in 2004, 2003, and 2002, respectively.

Foreign pretax earnings approximated $47 million in 2004, $63 million in 2003, and $1 million in 2002. As a U.S. corporation, Citigroup and its U.S. subsidiaries are subject to U.S. taxation currently on all foreign pretax earnings earned by a foreign branch. Pretax earnings of a foreign subsidiary or affiliate are subject to U.S. taxation when effectively repatriated. The Transfer Business provides income taxes on the undistributed earnings of foreign subsidiaries except to the extent that such earnings are indefinitely invested outside the United States. At December 31, 2004, $2 million of accumulated undistributed earnings of non-U.S. subsidiaries were indefinitely invested. At the existing U.S. federal income tax rate, additional taxes of $1 million would have to be provided if such earnings were remitted currently.

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CITIGROUP ASSET MANAGEMENT BUSINESSES

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Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

The following table reconciles the U.S. federal statutory income tax rate to the effective tax rate of the Transfer Business:

	Year Ended December 31
	2004	2003	2002
Statutory U.S. Federal income tax rate for corporations	35.00%	35.00%	35.00%
Impact of:
State and local (net of U.S. federal tax)	4.08%	2.15%	4.80%
Non deductible penalty	12.84%	0.00%	0.00%
APB No. 23 and foreign income tax rate differential	-1.31%	-0.55%	-0.52%
Other	-2.48%	0.00%	0.00%

Effective tax rate	48.13%	36.60%	39.28%

(9)	Contingencies

Included in accrued expenses and other liabilities in the combined statements of financial condition and other operating and administrative expenses in the combined statements of operations for the period ended December 31, 2004 is a reserve for approximately $7.5 million for voluntary payments to shareholders in the Salomon Brothers International Equity Fund (the Fund). The Fund’s performance was adversely impacted due to significant cash flow activity and the relatively small size of the Fund, which resulted in periods where the Fund was not fully invested in international securities. The voluntary payment represents the amount by which the performance of a shareholder’s Fund share underperformed the performance of the Fund’s benchmark index, the MSCI EAFE index from inception through October 22, 2004. The Fund was closed to new investors on October 25, 2004 and was liquidated on December 3, 2004.

During the third and fourth quarters of 2004, the Transfer Business recorded a cumulative expense reserve in the amount of approximately $184 million ($140 million after-tax), which is included in other expenses in the combined statements of operations and accrued expenses and other liabilities in the combined statement of financial condition, related to the expected resolution of the Securities and Exchange Commission (SEC) investigation into mutual fund transfer agent matters that began in November 2003.

In 1999, CAM recommended that an affiliate become the transfer agent for certain mutual funds managed by CAM. The affiliate that became the transfer agent, Citicorp Trust Bank (CTB), subcontracted transfer agency work to the previous (unaffiliated) transfer agent. At the time CAM entered the business, CAM concluded a separate agreement with the sub-transfer agent that guaranteed certain benefits to CAM and its affiliates. That agreement and a one-time payment related to termination of the agreement were not disclosed to the boards of the mutual funds that approved the retention of the affiliated transfer agent.

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Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

In July 2004, the staff of the SEC indicated that it was considering recommending an enforcement proceeding against CAM and certain of its affiliates relating to the transfer agency and sub-transfer agency arrangements, including the creation and operation of this transfer agency, the compensation received by CTB and the adequacy of CAM’s disclosures to the fund boards. The staff subsequently informed four individuals (none of whom remains in his or her prior position with CAM) that it was also considering similar enforcement proceedings against them. Citigroup is cooperating with the SEC in its investigation. The reserve fully covers the financial terms that the SEC staff has agreed to recommend to the SEC for resolution of this matter. The Citigroup offer of settlement is subject to final negotiation, and any settlement of this matter with the SEC will require approval by the Board of Directors of Citigroup and acceptance by the SEC.

In 2003 and 2004, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The Transfer Business has received subpoenas and other requests for information from various government regulators regarding market timing, fees, sales practices and other mutual fund issues in connection with various investigations. The Transfer Business is cooperating with all such reviews.

In addition, in the ordinary course of business, the Transfer Business and its subsidiaries or its affiliates are defendants, co-defendants or parties to various litigation and regulatory matters incidental to and typical of the businesses in which they are engaged. In the opinion of the Transfer Business management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have an adverse material effect on the combined financial condition. Reserves in these matters were established, have been accrued for and have been determined to be appropriate.

CAM litigation and regulatory matters, which are enumerated in the Citigroup Disclosure Letter dated as of June 23, 2005, and CAM cases filed between June 23, 2005 and the date of closing, will be retained by Citigroup after the closing with Legg Mason. Citigroup will manage the defense of the cases and will be responsible for payment of legal expenses and any judgments or settlements in those matters.

(10)	Related Party Balances

The Transfer Business has related party balances with Citigroup and certain of its subsidiaries and affiliates including cash accounts, receivables and payables and charges for operational support. In addition, Citigroup and certain of its subsidiaries provide accounting services, payroll, internal auditing, benefit management and administration, property management and information technology services. These related party transactions are generally conducted at prices equivalent to prices for transactions conducted at arm’s length with unrelated third parties. Amounts charged for operational support represent an allocation of costs. The Transfer Business engages in various transactions with its subsidiaries that are characteristic of a combined group under common control.

The payable to affiliates, net represents the net intercompany relationships of the Transfer Business with Citigroup and certain of its subsidiaries and affiliates. The receivables from affiliates for December 31, 2004 and 2003 was $996 million and $794 million, respectively. The payables to affiliates for December 31, 2004 and 2003 was $1,007 million and $1,006 million, respectively.

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CITIGROUP ASSET MANAGEMENT BUSINESSES

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Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

(a)	Note Payable to Affiliate

Note payable to affiliate consists of a demand note with Citigroup Global Markets Holding Inc. (CGMHI) bearing an interest rate agreed upon by both parties (2.17% and 1.06% at December 31, 2004 and 2003, respectively). The note relates primarily to the funding of the Shearson Acquisition and certain deferred expenses originally paid by CGMHI relating to closed end funds sponsored by the Transfer Business.

(b)	Citigroup MIS Process

Transfer Business operations utilize the Citigroup MIS process to report its management financial statements. Within Citigroup, MIS transactions reflect revenue and expense adjustments between Citigroup legal entities to create management based income statements by region and product type. The Transfer Business receives revenue for advisory and administrative services rendered. MIS transactions are generally at fair market value between Citigroup entities for various services provided without transfer of cash.

Within Citigroup, all MIS transactions eliminate in consolidation and have no impact on the consolidation of Citigroup. The combined financial statements as they have been presented here do include a number of MIS transactions between Transfer Business legal entities and all other Citigroup legal entities. Going forward, Transfer Business entities will no longer be able to utilize MIS transactions. All services rendered between Citigroup and the Transfer Business must be settled in cash.

As a result of moving from an MIS to a cash basis settlement of transactions, there may be certain sales tax implications for both parties. The nature and amounts of these taxes are not known at this time, but are not expected to be material to the business as a whole.

(c)	Pension and Other Postretirement Benefits

The Transfer Business participates in both a qualified, noncontributory defined benefit pension plan and a non-qualified, noncontributory defined benefit pension plan sponsored by Citigroup. The Transfer Business shares of the expenses related to these plans were allocated through the MIS process discussed above. The balances were insignificant in 2004, 2003, and 2002.

(d)	Health and Insurance Benefits

The Transfer Business provides certain healthcare and life insurance benefits for its active employees, qualifying retired U.S. and certain non-U.S. employees who reach the retirement criteria specified by various plans.

(e)	401(k) Savings Plan

Substantially all of the Transfer Business employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. The expenses in connection with the 401(k) savings plan were insignificant in 2004, 2003, and 2002.

16	(Continued)

CITIGROUP ASSET MANAGEMENT BUSINESSES

TO BE TRANSFERRED

Notes to Combined Financial Statements

December 31, 2004, 2003, and 2002

(f)	Stock-Based Compensation

Prior to January 1, 2003, Citigroup accounted for stock-based compensation plans under Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (APB 25), and related interpretations. Under APB 25, there is generally no charge to earnings for employee stock option awards because the options granted under these plans have an exercise price equal to the market value of the underlying common stock on the grant date. Alternatively, SFAS No. 123. Accounting for Stock-Based Compensation (SFAS 123), allows companies to recognize compensation expense over the related service period based on grant-date fair value of the stock award. Under both methods, upon issuance of previously unissued shares under employee plans, proceeds received in excess of par value are credited to additional paid-in capital. On January 1, 2003 the Transfer Business adopted the fair value provision of SFAS 123.

The charges to income for all of these employee incentive plans were insignificant to the Transfer Business during 2004, 2003, and 2002.

(11)	Subsequent Events

The voluntary payment of approximately $7.5 million to shareholders as described in Contingencies, note 9, was made in April 2005. Additionally, the Transfer Business made a payment of $184 million ($140 million after tax) related to the resolution of the SEC investigation into the mutual fund transfer agent matter discussed in note 9 in June 2005.

In 2005 the Transfer Business received a Wells Notice from the SEC alleging violation of Section 19(a) and 34 (b) of the 1940 Act. Section 19(a) prohibits investment companies from making distributions from sources other than the company’s undistributed net income without providing a written statement, which adequately discloses the sources of such payment. Rule 34 (b) makes it unlawful for any person to make an untrue statement of a material fact in any report filed under the 1940 Act. The Transfer Business is cooperating with the ongoing SEC investigation and cannot predict the outcome.

Subsequent to the Agreement and as a result of ongoing negotiations, certain businesses are anticipated to be excluded from the sale to Legg Mason. As of the date of this report, these businesses are UIT, separately managed account operations, 529 plan operations, Tailored Portfolio group, seed capital, Citi Islamic Portfolios and Citigroup Asset Management business in Indonesia. The assets associated with the UIT business and seed capital were approximately $211 million and $101 million at December 31, 2004 and 2003, respectively. The liabilities associated with the UIT business and seed capital were approximately $59 million and $24 million at December 31, 2004 and 2003, respectively. The net income associated with the UIT business and seed capital was approximately $6 million, $6 million and $7 million for the years ended December 31, 2004, 2003, and 2002, respectively. The net income for the separately managed account operations, 529 plan operations and Tailored Portfolio group will not be materially impacted since these services will continue under service level agreements as more fully described in the Transaction Agreement. The net assets and net income from the Citi Islamic portfolios and CAM business in Indonesia are insignificant to the Transfer Businesses.

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